EXHIBIT 99.H.2






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                                 ADMINISTRATION

                                SERVICE AGREEMENT

                                     BETWEEN

                                 NEW RIVER FUNDS

                                       AND

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                                     GEMINI
                               FUND SERVICES, LLC

















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                                      INDEX
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1.     APPOINTMENT AND DELIVERY OF DOCUMENTS...................................3

2.     DUTIES OF GFS...........................................................4

3.     FEES AND EXPENSES.......................................................7

4.     STANDARD OF CARE, INDEMNIFICATION AND RELIANCE..........................8

5.     LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY........................10

6.     EXPENSES ASSUMED AS ADMINISTRATOR......................................10

7.     REPRESENTATIONS AND WARRANTIES.........................................11

8.     CONFIDENTIALITY........................................................12

9.     PROPRIETARY INFORMATION................................................13

10.    ADDITIONAL FUNDS AND CLASSES...........................................13

11.    ASSIGNMENT.............................................................13

12.    EFFECTIVE DATE, TERM AND TERMINATION...................................14

13.     DISASTER RECOVERY.....................................................14

14.    LIAISON WITH ACCOUNTANTS...............................................15

15.    MISCELLANEOUS..........................................................15

SCHEDULE A - FUNDS TO BE SERVICED.............................................18

SCHEDULE B - FEES AND EXPENSES................................................19








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                                 NEW RIVER FUNDS

                        ADMINISTRATION SERVICE AGREEMENT


           AGREEMENT made as of the ___ day of September 2003, by and between New River Funds, a Delaware statutory trust, having its principal office and place of business at 1902 Downey Street, Radford, Virginia 24141 (the "Trust") and Gemini Fund Services, LLC, a Nebraska limited liability company having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 205, Hauppauge, New York 11788 ("GFS").

           WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"); and

           WHEREAS, the Trust is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

           WHEREAS, the Trust offers shares in the series as listed in Schedule A hereof (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 10, being herein referred to as a "Fund," and collectively as the "Funds"); and

           WHEREAS, the Trust desires that GFS perform certain administrative services for each Fund and GFS is willing to provide those services on the terms and conditions set forth in this Agreement;

           NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Trust and GFS hereby agree as follows:

1.         APPOINTMENT AND DELIVERY OF DOCUMENTS

           (a) The Trust, on behalf of each Fund listed in Schedule A, hereby appoints GFS to provide administrative services for the Trust as described hereinafter, as administrator of the Trust for the period and on the terms set forth in this Agreement. GFS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in
                  Section 3 of this Agreement.

           (b) In connection therewith the Trust has delivered to GFS copies of:

                  (i) the Trust's Agreement, Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents");




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                  (ii)   the Trust's Registration Statement on Form N-1A and all
                         amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended ("Securities Act"), and the 1940 Act ("Registration Statement");

                  (iii) the Trust's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

                  (iv) the Trust's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

                  (v) the current plan of distribution adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan"); and

                  (vi) procedures adopted by the Trust in accordance with Rule 17a-7 under the 1940 Act with respect to affiliated transactions.

           (c) The Trust shall promptly furnish GFS with all amendments of or supplements to the items listed in Section 1(b), and shall deliver to GFS a certified copy of the resolution of the Board of Trustees of the Trust ("Board") appointing GFS and authorizing the execution and delivery of this Agreement.

2.         DUTIES OF GFS

           (a) ADMINISTRATIVE SERVICES. GFS may from time to time adopt procedures, or modify its procedures, to implement the terms of this Section. With respect to each Fund, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust's Registration Statement, the Trust's Agreement and Declaration of Trust Bylaws, applicable laws and regulations, and resolutions and policies implemented by the Board:

                  (i) Oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent, fund accountant and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Trust;

                  (ii) Assist the Trust and New River Advisers LLC, the Trust's manager, and each sub-adviser to the Trust (collectively referred to as "Advisers") in monitoring Fund holdings for compliance with the Prospectus, SEC investment and IRS taxation limitations and restrictions and assist in preparation of periodic compliance reports, as applicable;



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                  (iii)  Prepare and coordinate the printing of semi-annual and annual financial statements;

                  (iv) Prepare selected management reports for performance and compliance analyses agreed upon by the Trust and GFS from time to time;

                  (v) With the cooperation of the counsel to the Trust, the investment advisers, officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board, including agendas and selected financial information as agreed upon by the Trust and GFS from time to time; attend and participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

                  (vi) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;

                  (vii) Review the Trust's federal, state, and local tax returns as prepared and signed by the Trust's independent public accountants;

                  (viii) Prepare and maintain the Trust's operating expense
                         budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

                  (ix) In consultation with counsel for the Trust, assist in and oversee the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

                  o amendments to the Trust's Registration Statement on Form N-1A;

                  o periodic reports to the Trustees, shareholders and the Commission, including but not limited to annual reports and semi-annual reports;

                  o      notices pursuant to Rule 24f-2;

                  o      proxy materials; and

                  o      reports to the SEC on Form N-SAR.



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                  (x)    Coordinate the Trust's annual or SEC audit by:

                  o assisting the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records;

                  o providing appropriate financial schedules (as requested by the Trust's independent public accountants or SEC examiners); and

                  o      providing office facilities as may be required.

                  (xi) After consultation with counsel for the Trust and the investment adviser, determine the jurisdictions in which Shares of the Trust shall be registered or qualified for sale; register, or prepare applicable notice or other filings with respect to, the Shares with the various state and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Trust;

                  (xii) Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;

                  (xiii) Oversee the calculation of performance data for
                         dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

                  (xiv) Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

                  (xv) Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

                  (xvi) Provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

                  (xvii) Assist the Trust in the selection of other service
                         providers, such as independent accountants, law firms and proxy solicitors and perform such other record keeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board, provided, that GFS need not begin performing any such task except upon sixty (60) days' written notice and pursuant to mutually acceptable compensation agreements; and



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                  (xviii) Such other services and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

           (b) BLUE SKY MATTERS. GFS shall monitor the sales activity and will facilitate the registration of Fund or the Trust in each state and territory of the United States, as required, with respect to shareholders domiciled or residing in each State of the United States.

           (c)    In order for GFS to perform the services required by this
                  Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to GFS, and assist GFS as may be required and (ii) shall ensure that GFS has access to all records and documents maintained by the Trust or any service provider to the Trust.

           (d) GFS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

           (e) Whenever, in the course of performing its duties under this Agreement, GFS determines, on the basis of information supplied to GFS by the Trust, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, GFS shall promptly notify the Trust and its counsel of such violation.

3.         FEES AND EXPENSES

           (a) FEES. As compensation for the services provided by GFS to the Trust pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay GFS the fees set forth in Schedule B hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date GFS begins providing services to the Funds. For the purpose of determining fees calculated as a function of the Trust's assets, the value of the Trust's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board. GFS will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month; and GFS' fee shall not be subject to monthly pro ration.

           (b) EXPENSES. GFS will bear its own expenses, in connection with the performance of the services under this Agreement, except as provided herein or as agreed to by the parties. In addition to the fees paid under subsection (a), the Trust agrees to reimburse GFS for out-of-pocket expenses or advances incurred by GFS for the items set out in Schedule B and any other expenses incurred by GFS at the written request or with the consent of the Trust. Generally, out-of-pocket expenses shall be considered and approved in accordance with Expense Approval Guidelines as mutually agreed upon by the parties hereto from time to time.



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           (c)       FEE CHANGES. The fees, out-of pocket expenses and advances identified in subsections (a) and (b) above may be changed from time to time subject to written agreement between the Trust and GFS. For reports, analyses and services requested in writing by the Trust and provided by GFS, not in the ordinary course, GFS shall charge $150/hour for senior staff time, $75/hour for junior staff time and $200/hour for computer personnel time.

           (d) DUE DATE. All fees under subsection (a) above are due and payable within ten (10) days of receipt of invoice. All expenses under subsection (b) above are due and payable within fifteen (15) days of receipt of invoice.

           (e) DISPUTES. In the event of such a dispute, the trust may only withhold that portion of the fee or expense subject to the good faith dispute. The Trust shall notify GFS in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Trust is disputing any amounts in good faith. If the Trust does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Trust. The Trust shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process. The Trust agrees that Interest, at a rate of eighteen
                  (18) percent per year, can be charged if invoices remain outstanding greater than twenty (20) days.

           (f) ACCOUNTS AND RECORDS. The accounts and records maintained by GFS shall be property of the Funds, and shall be surrendered to the Funds, at the expense of the Funds, promptly upon request by the Funds in the form in which such accounts and records have been maintained or preserved; provided further that, in the exercise of good faith and professional conduct, the Funds first pay in accordance with the terms of this Agreement all outstanding service fees and expenses as charged by GFS in the performance of its duties hereunder GFS agrees to maintain a back up set of accounts and records of the Funds (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored.

4.         STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

           (a) INDEMNIFICATION OF GFS. The Trust shall on behalf of each applicable Fund indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Trust's refusal or failure to comply with the terms of this Agreement, or which




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                  arise out of the Trust's lack of good faith, gross negligence or willful misconduct with respect to the Trust's performance under or in connection with this Agreement. GFS shall not be liable for and shall be entitled to rely upon and may act upon information, records and reports generated by the Funds, advice of the Funds, or of counsel for the Funds and upon statements of the Funds' independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of GFS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties, and the Trust shall hold GFS harmless in regard to any liability incurred by reason of the inaccuracy of such information or for any action reasonably taken or omitted in good faith reliance on such information.

           (b) INDEMNIFICATION OF THE TRUST. GFS shall indemnify and hold the Trust and each applicable Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to GFS' refusal or failure to comply with the terms of this Agreement, or which arise out of GFS' lack of good faith, gross negligence or willful misconduct with respect to GFS' performance under or in connection with this Agreement.

           (c) RELIANCE. Except to the extent that GFS may be liable pursuant to this Section 4, GFS shall not be liable for any action taken or failure to act in good faith in reliance upon:

                  (i)    advice of the Trust or of counsel to the Trust;

                  (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction pursuant to procedures mutually agreed to by GFS and the Advisers;

                  (iii) any written instruction or certified copy of any resolution of the Board, and GFS may rely upon the genuineness of any such document, copy or facsimile thereof reasonably believed in good faith by GFS to have been validly executed; or

                  (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by GFS to be genuine and to have been signed or presented by the Trust or other proper party or parties;



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                     and GFS shall not be under any duty or obligation to
                     inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which GFS reasonably believes in good faith to be genuine.

           (d) ERRORS OF OTHERS. GFS shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by GFS) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information) or custodian to the Trust; except or unless any GFS action or inaction by GFS is a direct or proximate cause of the error.

5.         LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

           (a) RELIANCE ON ELECTRONIC INSTRUCTIONS. If the Trust has the ability to originate electronic instructions to GFS in order to (i) effect the transfer or movement of cash or Shares or
                  (ii) transmit shareholder information or other information, then in such event GFS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established and agreed upon by GFS and the Advisers.

           (b) NOTIFICATION OF CLAIMS. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

6.      EXPENSES ASSUMED AS ADMINISTRATOR

           Except as otherwise specifically stated in this Agreement, GFS shall pay all expenses incurred by it in performing its services and duties as administrator. The Trust will bear all other expenses to be incurred in the operation of the Funds (other than those borne by the Adviser) including:

           (a)    taxes;



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           (b)    interest;
           (c)    brokerage fees and commissions, if any;
           (d) fees for Trustees who are not officers, directors, partners, employees or holders of five percent (5%) or more of the outstanding voting securities of the Advisers or GFS or any of their affiliates;
           (e)    Securities and Exchange Commission fees;
           (f)    state blue sky registration or qualification fees;
           (g)    advisory fees;
           (h)    charges of custodians;
           (i)    transfer and dividend disbursing agents' fees;
           (j)    certain insurance premiums;
           (k)    outside auditing and legal expenses;
           (l)    costs of maintaining trust existence;
           (m) costs attributable to shareholder services, including without limitation telephone and personnel expenses;
           (n) costs of preparing and printing Prospectuses for regulatory purposes;
           (o)    costs of shareholders' reports and Trust meetings; and
           (p)    any extraordinary expenses.

7.                   REPRESENTATIONS AND WARRANTIES.

           (a) REPRESENTATIONS OF GFS. GFS represents and warrants to the Trust that:

                  (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska;

                  (ii) it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

                  (iii) it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

                  (iv) it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

           (b) REPRESENTATIONS OF THE TRUST. The Fund represents and warrants to GFS that:

                  (i) it is a Trust duly organized and existing and in good standing under the laws of the State of Delaware;


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                  (ii)   it is empowered under applicable laws and by its
                         Organizational Documents to enter into and perform this Agreement;

                  (iii) all proceedings required by said Organizational Documents have been taken to authorize it to enter into and perform this Agreement;

                  (iv) it is an open-end management investment company registered under the 1940 Act; and

                  (v) a registration statement under the Securities Act of 1933 will be effective prior to the Fund publicly offering shares and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

           8.     CONFIDENTIALITY

           GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

           (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

           (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies;

           (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal liability or proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust and the Advisers; and

           (d)    In accordance with Section 248.1 of Regulation S-P (17 CFR
                  248.1 - 248.30) ("Reg S-P"), GFS will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with GFS and provided that any such information disclosed to an affiliate of GFS shall be under the same limitations on non-disclosure.



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9.      PROPRIETARY INFORMATION

           (a) PROPRIETARY INFORMATION OF GFS. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to GFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

           (b) PROPRIETARY INFORMATION OF THE TRUST. GFS acknowledges that the shareholder list and all information related to shareholders furnished to GFS by the Trust or by a shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. GFS agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Trust or as may be duly requested by regulatory authorities.

           (c) Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 9. The obligations of this section shall survive any earlier termination of this Agreement.

10.     ADDITIONAL FUNDS AND CLASSES

           In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and classes under this Agreement. However, either GFS or the Trust may elect in writing not to make any such series or classes subject to this Agreement.

11.     ASSIGNMENT

           This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by the Trust without the prior written consent of GFS.

           GFS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may or may not be affiliated persons of GFS and which agree to comply with the terms of this Agreement; PROVIDED, HOWEVER, that any such subcontracting shall not relieve GFS of its responsibilities hereunder. GFS may pay those persons for their services, but no such payment will increase GFS' compensation from the Trust.



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12.     EFFECTIVE DATE, TERM AND TERMINATION

           (a) EFFECTIVE DATE. This Agreement shall become effective on the date first above written.

           (b) TERM. This Agreement shall remain in effect for a period of two (2) years from the date of its effectiveness, unless terminated according to Section 12(c) below, and shall continue in effect for successive twelve-month periods provided that such continuance is specifically approved at least annually by the members of the Board.

           (c) TERMINATION. This Agreement can be terminated upon ninety (90) days prior written notice by either party. Compensation due GFS and unpaid by the Trust upon such termination shall be due on the date of termination or after the date that the provision of services ceases, whichever is later. In the event of termination, GFS agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Trusts and its shareholders, including liaison with the Trusts accountants.

           (d) REIMBURSEMENT OF GFS' EXPENSES. If this Agreement is terminated with respect to a Fund or Funds, GFS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Sections 3 hereof, the amount of all of GFS's reasonable labor charges and cash disbursements for services in connection with GFS's activities in effecting such termination, including without limitation, the labor costs and expenses associated with the de-conversion of the Trusts records of each Fund from its computer systems, and the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, GFS will provide the Trust with reasonable access to all Trust documents or records, if any, remaining in its possession.

           (e) SURVIVAL OF CERTAIN OBLIGATIONS. The obligations of Sections 3, 4, 8, 9, 12 and 14 shall survive any termination of this Agreement.

13.      DISASTER RECOVERY

           GFS shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.






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14.     LIAISON WITH ACCOUNTANTS

           GFS shall act as liaison with the Trust's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Fund. GFS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

15.     MISCELLANEOUS

           (a) AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

           (b) GOVERNING LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Virginia.

           (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

           (d) COUNTERPARTS. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

           (e) SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

           (f) FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

           (g) ARBITRATION. Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the City of New York or the Commonwealth of Virginia, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators' decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The party initiating the action shall determine the situs of the matter in New York or Virginia.

           (h) HEADINGS. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

           (i) NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

                  TO THE TRUST:                  TO GFS:

                  Doit L. Koppler II             Kevin P. Meehan
                  Chairman                       President
                  New River Funds                Gemini Fund Services, LLC
                  1902 Downey Street             150 Motor Parkway, Suite 205
                  Radford, VA  24141             Hauppauge, NY 11788

                  With a copy to:

                  Bibb L. Strench, Esq.
                  Stradley Ronon Stevens & Young LLP
                  1220 19th Street, N.W. - Suite 600
                  Washington, D.C. 20036

           (j) DISTINCTION OF FUNDS. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

           (k) REPRESENTATION OF SIGNATORIES. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

NEW RIVER FUNDS                            GEMINI FUND SERVICES, LLC




By:     ___________________________        By:  _______________________
         Doit L. Koppler II                     Kevin P. Meehan
         Title: Chairman                        Title: President

         Date:____________________         Date:____________________

                                 NEW RIVER FUNDS

                        ADMINISTRATION SERVICE AGREEMENT


                                   SCHEDULE A

                              FUNDS TO BE SERVICED


New River Core Equity Fund

New River Small Cap Fund

New River Core Fixed Income Fund

                                 NEW RIVER FUNDS

                        ADMINISTRATION SERVICE AGREEMENT

                                   SCHEDULE B

                                FEES AND EXPENSES


Annual fee for each fund listed on Schedule A is $20,000 PLUS 3 basis points on assets of the fund plus out-of-pocket expenses which include, but are not limited to:

Postage, Courier and Stationery
Programming, Special Reports
Proxies, Insurance
EDGAR filing @ approx. $6.00 per page
Retention of records
Federal and State regulatory filing fees
Certain insurance premiums
Travel (as requested by the Fund)
Expenses related to Board of Trustees' meetings
Auditing and legal expenses
Blue Sky conversion expenses (if necessary)
Pro rata portion of annual SAS 70 review
NASDAQ charges
All other out-of-pocket expenses

Fees are billed monthly.

STATE REGISTRATION (BLUE SKY) FEES:

Each state registration requested will be subject to the following service fees:
Initial Registration           $100.00
Registration Renewal           $150.00
Sales Reports (if required)    $ 25.00

All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

           GFS Senior staff.........$150.00/hr.
           GFS Junior staff ........$ 75.00/hr.
           MIS staff................$ 200.00/hr.

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